                                                                 EXHIBIT 10.5(b)

                             Joint Venture Agreement

                                      dated

                                 June 6th, 1995

between

                    Eddie Bauer Inc.
                    15010 N.E. 36th Street
                    Redmond, WA 98052
                    U.S.A.

and

                    Handelsgesellschaft
                    Heinrich Heine GmbH
                    Windeckstra(Beta)e 15

                    D - 76135 Karlsruhe

and

                    Sport-Scheck GmbH
                    Sendlinger Stra(Beta)e 6

                    D - 80331 Munchen

                             JOINT VENTURE AGREEMENT

This Agreement, made and entered into this 6th day of June 1995, between:

Eddie Bauer Inc., a corporation duly organized and existing under the laws of U.S.A., and having its principal place of business at 15010 Northeast 36th Street, Redmond, WA 98052, U.S.A. (hereinafter referred to as "EBI"),

Handelsgesellschaft Heinrich Heine GmbH, a corporation duly organized and existing under the laws of Germany, and having its principal place of business at Windeckstra(Beta)e 15, D - 76135 Karlsruhe (hereinafter referred to as "HEINE"),

Sport-Scheck GmbH, a corporation duly organized and existing under the laws of Germany, being a subsidiary of HEINE and having its principal place of business at Sendlinger Stra(Beta)e 6, D - 80331 Munchen (hereinafter referred to as "SPORT-SCHECK").

                                   WITNESSETH

Whereas, EBI is a well reputed seller of outdoor apparels and related goods and sells its products through catalog and also more than 300 of its own retail stores in the U.S.A. and Canada and has extensive market information regarding the manufacture and sale or such apparels and related goods,

Whereas, EBI is interested in establishing its presence in Europe - except UK, Ireland, France, Spain, Portugal and Italy (the Territory) and is seeking a German corporation who is capable to expend mail-order business and to open retail stores and operate them efficiently,

Whereas, HEINE and SPORT-SCHECK are well reputed mail order companies mainly targeting apparels and have extensive market informations regarding such apparels in Germany and have a strong intention to expand its business to retail store operation for the aforesaid products,

Whereas, HEINE and SPORT-SCHECK desire and propose to collaborate with EBI to establish EBI's brand presence by both catalog and retail store operation in the Territory,

Whereas, EBI, HEINE and SPORT-SCHECK desire to form a joint venture company (hereinafter referred to as "NEWCO") for the import, manufacture and sale of EBI's products through retail stores (in Germany as a first step) and catalogs in the Territory subject to the terms and conditions of this Agreement,

Now, therefore, in consideration of the above premises and the mutual covenants set forth below, the parties hereby agree as follows:


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

ARTICLE I ESTABLISHMENT OF NEWCO

FORM AND CHARACTERISTICS OF NEWCO

Subject to the terms and conditions contained in this Article I, the parties hereto shall cause NEWCO to be organized under the laws of Germany as soon as practicable after this Agreement becomes effective pursuant to Section 5.02 hereof, which NEWCO shall be in the form and shall have the characteristics as described below:

(1)  Form: GmbH & Co

(2)  Name: Eddie Bauer

(3)  Principal place of business: Munchen

(4)  Principal objects and purpose:

     The import and sale of products developed by EBI for its North American market; i.e. AKA, Eddie Bauer and Eddie Bauer Home through retail store operation in the Territory excluding Ford Eddie Bauer Edition vehicles, the Eddie Bauer Maxum Sport Runabout Boat and the Eddie Bauer Adventurer cosmetic fragrance and such additional products for other similar programs.

     NEWCO shall also reserve the rights to develop and manufacture products specifically for the European market under the license to be granted by EBI pursuant to the Distribution and Licence Agreement between NEWCO and EBI referred to in Section 4.03 hereof. The development, manufacture and sale of such products shall be subject to the prior written approval of EBI. EBI shall be the owner of all product designs, patents, trademarks and copyrights developed and/or used by NEWCO.

(5)  Authorized capital of GmbH & Co: DM 8,000,000.00
     Authorized capital of GmbH: DM 100,000.00

(6)  Partnership Agreement/Articles of Association:

     Substantially in the form attached hereto as Exhibit A (the translation of which is attached hereto as Exhibit B for GmbH & Co and Exhibits C + D for
     GmbH).

                                 GMBH & CO GMBH

Shareholder    Amount Payable   Amount Payable   Shareholding Ratio
-----------    --------------   --------------   ------------------
EBI            DM3,200,000.00    DM 40,000.00            40%
HEINE          DM4,000,000.00    DM 50,000.00            50%
SPORT-SCHECK   DM  800,000.00    DM 10,000.00            10%
Total          DM8,000,000.00    DM100,000.00           100%


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

Each party hereto shall at the incorporation of NEWCO subscribe to and fully pay for in cash its shares by telegraphic transfer remittance to a bank account of the GmbH & Co and GmbH in Munchen within fifteen (15) days after organization of both companies.

All expenses incurred in connection with the incorporation of NEWCO, including without limitation the legal fees for preparation of the Articles of Incorporation, registration fees and stamp duties shall be borne by NEWCO.

All parties are bound to incorporate the above mentioned companies (GmbH and GmbH & Co) and to decide upon the necessary resolutions.

HEINE, SPORT-SCHECK and EBI each may designate a Subsidiary company to become the shareholder of NEWCO. "Subsidiary" or "Subsidiary Company" means any corporation, partnership or other entity in which one of the parties owns a majority vote. In case of any such designation, the original party remains to be bound by this Agreement. If the other company ceases to be a Subsidiary, the shares must be retransferred to the original owner.

ARTICLE II ORGANIZATION AND OPERATION

Section 2.01 Managing Directors ("Geschaftsfuhrer"). Managing directors will be appointed upon mutual consent of the shareholders. The management consists of two managing directors and one person being granted power of authorized Officer ("Prokura"). The initial managing directors are proposed by HEINE and approved by the Advisory Board. The managing directors will be appointed and dismissed by the shareholders meeting. The Advisory Board has the right to conclude, modify and terminate the employment contracts of the managing directors.

Section 2.02 Advisory Board ("Beirat").

(1) For the present the Advisory Board to be formed by the company will consist of 5 members to be delegated by the shareholders. HEINE and EBI may delegate each two members, SPORT-SCHECK may delegate one member.

(2) The chairman of the Advisory Board will be appointed by HEINE, the vice-chairman by EBI. The chairman or the vice-chairman respectively in case of prevention will preside the meetings of the Advisory Board and will sign the minutes of the meeting.

(3) Resolution upon following items can only be passed upon unanimous consent of the Advisory Board:

     -    any commitments for real estate,

     -    annual plan and 5 year plan,

     - sales of merchandise by the company through companies (except for those companies which are included in the annual plan / 5 year plan),

     -    employment of managing directors.

     In case the contracting parties will not come to an agreement the decision on these points will be adjourned to the next meeting of the Advisory Board.


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

(4) The Advisory Board will decide on the "Rules of Procedure for Managing Directors" (Geschaftsfuhrerordnung) including a list of transactions requiring consent and shall be in charge to give consent to the transactions as listed in clause 8 of the "Rules of Procedure for Managing Directors".

ARTICLE III ACCOUNTING

ACCOUNTING, INSPECTION OF RECORDS, ETC.

(1)  Books and Records:

     NEWCO shall keep true and accurate books of account and records in accordance with sound accounting practices and accounting principles generally accepted in Germany and the Group Accounting Guideline of OTTO VERSAND. It is understood that all possibilities regarding tax laws will be made use of.

(2)  Periodical Report, Etc.:

     The parties hereto shall cause NEWCO to submit to each of the parties quarterly unaudited financial reports and other periodical reports which may be reasonably requested by them and shall keep them well informed of the operations and financial condition of NEWCO.

(3)  Inspection of Books and Records:

     Each party hereto shall have the right to access and inspect the books of account and other records of NEWCO and make extracts and copies therefrom at any reasonable time during business hours of NEWCO.

(4)  Audit, Audit Report:

     The accounts and records of NEWCO shall be audited by independent public accountants to be appointed by the shareholders meeting. An audited financial report (including balance sheet, profit and loss statement and all notes thereto) shall be submitted to the parties, within 4 months after the end of each fiscal year.

ARTICLE IV COOPERATION OF PARTIES

Section 4.01 General. The parties hereto shall make all reasonable efforts to support the supply and maximize the sales of the products by NEWCO.

Section 4.02 Grant of License.

(1) Subject to Section 1.01 (4), for the sale of the products through retail store operation and catalogs by NEWCO, EBI agrees to grant NEWCO the exclusive license to use the trademarks and logos of EBI to identify and sell the products through Eddie Bauer retail stores and mail order in the Territory and such other countries as mutually agreed on by EBI and NEWCO as long as NEWCO exists and EBI is a shareholder of NEWCO.

(2) EBI shall provide store operation and mail-order know-how to NEWCO including but not limited to the following matters, on request through the activities of EBI's employees in Germany, through the training of employees of NEWCO in both Germany and Redmond and through the supply of necessary documents:

     (i) Store design including drawings, layout planning, display and furniture and fixtures, etc., to cause NEWCO to be able to express and realize EBI's total concepts in original features.

     (ii) Merchandise assortment know-how.

     (iii) Catalogs and promotional materials.

     (iv) Advice related to EDP systems including POS software.

(3) EBI agrees to give its assurance to make reasonable efforts to supply all of NEWCO's requirements of the products upon such terms and conditions as shall be determined between EBI and NEWCO. In such supply EBI shall assist NEWCO to buy products on such terms or EBI shall grant NEWCO the "most favored customer terms" and the right to purchase the products at EBI's cost price on FOB basis without adding any markup of EBI.

Section 4.03 Distribution and Licence Agreement (as attached)

(1) To implement EBI's cooperation contemplated in Section 4.02, EBI shall and all parties hereto shall cause NEWCO to enter into a Distribution and License Agreement (the "Distribution and License Agreement") as attached.

(2) As consideration for this Agreement, HEINE shall pay to EBI, a start-up expense (and not as an advance) of $1,000,000.00 (US) which shall be paid within 30 days after the date of execution of this Agreement, earliest as per July 1, 1995.

(3) In case this Joint Venture Agreement shall be terminated before July 1, 2000, the start-up expense of $1,000,000.00 shall be refunded by EBI to HEINE pro rata temporis
     (e.g.: termination after 2 years - refund: $600,000.00 termination after 3 years - refund: $400,000.00 etc.)

Section 4.04 Financing. At any time the net equity of NEWCO as stated in the annual financial statements shall not fall short of the highest value of the following:

     -    total non-current assets,

     -    20% of total assets,

     -    10% of annual net sales.

The parties are obliged to pass corresponding shareholders' resolutions and to pay in corresponding amounts.

To ensure the liquidity of NEWCO in the period of start-up losses, HEINE, SPORT-SCHECK and EBI will in addition provide NEWCO with liquid funds within the business year, amounting up to the loss as planned in the official planning agreed by the Advisory Board. After presentation of the audited annual financial statements an end-of-year payment will be made, so that this payment together with all payments made before will cover all losses incurred.

Section 4.05 Services of EBI or HEINE/SPORT-SCHECK Personnel / Other Services. If NEWCO requests the services of one or more of EBI or HEINE/SPORT-SCHECK personnel, on either an indefinite or temporary basis, EBI or HEINE/SPORT-SCHECK so requested shall make its best efforts to provide such personnel upon such terms and for such period as agreed with NEWCO. The compensation for such personnel by NEWCO (or reimbursement of employment costs to EBI, HEINE, SPORT-SCHECK if appropriate) shall be at cost price plus a margin as usual within the OTTO group. Other services - such as handling, marketing etc. - requested by NEWCO - shall be decided between the parties concerned at cost price plus a margin as usual within the OTTO group.

Section 4.06 Non-competition. As long as either party is a shareholder of NEWCO and for a period of two (2) years after it ceases to be a shareholder of NEWCO, neither EBI nor HEINE nor SPORT-SCHECK shall directly or indirectly (including through its Subsidiary Companies or Affiliated Companies) conduct or cooperate with any third parties in the conduct of marketing of EBI's products or similar products in the Territory and shall refrain from holding an interest in any other entity engaged in similar activities in the Territory. As used in this Agreement, "Affiliated Company" means any corporation, partnership or other entity in which one of the parties owns a controlling interest.

Section 4.07 Extension of the Territory. The parties hereto agree to seriously consider whether future stores/mail-order activities projects of EBI's products in other countries within Europe are appropriate to be conducted through a joint venture company formed by and among the parties hereto and the parties hereto shall present those projects to each other for consideration. No obligations hereunder shall arise unless a mutually acceptable joint venture agreement for such additional projects is executed by the parties hereto.

ARTICLE V RESTRICTION ON TRANSFER

Section 5.01 General Restriction on Transfer. Except as expressly permitted in
Article I hereof, none of the parties hereto shall sell, transfer, assign, pledge, encumber or otherwise dispose of the whole or any interest of NEWCO owned by it, without prior written consent of the other parties. An approval of the Advisory Board for any transfer of the shares by any party hereto will be given when such transfer is consented to by the other parties.

Section 5.02 Effective Date.

(1) This Agreement shall become effective with its signature through the parties and the resolution of the HEINE advisory board approving the contents of this Agreement.

(2) This Agreement shall remain effective as long as the parties remain the shareholders of NEWCO.

(3) The company will be dissolved upon unanimous resolution of the shareholders.

(4) In case of change of the shareholders of any of the parties to this Agreement, such party shall be obligated to inform the other parties immediately after conclusion of the corresponding agreement. In this case the other parties shall be entitled to terminate its participation in the company. Both contracting parties shall be entitled to terminate the agreement in case of filing to institute composition proceedings or a bankruptcy petition over the other parties' assets.

(5) The terminating shareholder shall be obligated to transfer its share to the limited partner remaining in the company or to a third person named by the limited partner. In case of transfer to a third party the terminating shareholder has to make sure that the third person will enter into the obligations under this Agreement.

(6) The withdrawing shareholder has a claim for remuneration to be determined according to clause 6 par. 3 of this Agreement.

(7) In case of dissolution of the company the available assets will be apportioned in proportion to the business shares taking into account the payment on the shares.

(8) In case of dissolution of the company or in case of termination of the company the customer addresses and other customer data will proceed to the assets of HEINE and EDDIE BAUER and SPORT-SCHECK free of charge.

ARTICLE VI SALE OF BUSINESS SHARES, RIGHT TO PURCHASE AND RIGHT OF PRE-EMPTION

(1) In any case of transfer of business shares or parts of them of the limited partnership and the general partner's private company limited the respective disposer has to offer the business shares to be transferred for sale in writing to the other contracting party at the purchase price as determined according to paragraph 3. The person entitled to purchase has to inform the disposer within 3 months after having received the notice whether it will accept the offer. In case of acceptance of the offer it will obtain the right to fix the date of transfer of the shares, notwithstanding the date to be within 12 months after receipt of the notice of purchase intention.

     tioned, he shall be free to dispose of the shares but on the understanding that the other contracting party has a right of pre-emption (purchase price as of clause 3). The other contracting party has to be informed in writing in case of disposal. This party has to state within a period of two weeks after receipt of the information whether it will exercise its pre-emption right. When transferring the shares the rights and obligations under these shares have to be transferred to the acquirer or to be taken over by the acquirer respectively.

(2) This settlement shall not apply in case of sale to companies which majority of shares are held by shareholders of Otto-Versand (GmbH & Co) or by a company in which OTTO VERSAND or one of the companies as mentioned above are granted an interest in more than 50% of the capital or in the voting rights. The admission of further shareholders into the circle of the OTTO VERSAND shareholders shall also not be deemed to be a sale.

(3) In case of taking over of shares of a limited partnership the share in the company will be valued originating with the cash value which amounts for the remaining term but at least for the assumed remaining term. As profit of each of these years the simple average profit of 2 years after deduction of trade tax before the year of exercising of the option and the prognosis profit of the year following shall be determined. The deduction of unaccrued interest on this average profit shall be caused by taking an interest as a basis, which follows from the interest for 10-years bearer bonds in the "Handel Banken (ISV)" as published in the "Handelsblatt" plus an assumed margin of 0.5%; this basic interest increases in a mark-up at risk of 100%.

     The value of the transferred share corresponds to its percentage part in the business value determined in this way, but at least to the book value of its nominal capital as of the balance sheet.

     The general partner's interest in the private company limited are to be assigned at the proportionate net assets (nominal capital minus accumulated profits).

ARTICLE VII GENERAL PROVISIONS

Section 7.01 Secrecy. The parties hereto agree to keep strictly confidential and not to disclose to any third party any technical, financial or marketing information acquired from the other parties or from NEWCO relating to the transactions contemplated hereby. The parties further agree to exercise their best efforts to compliance by their respective employees with the provisions of this Section 7.01.

The contracting parties will mutually agree on the public relations work especially at which date and by giving which informations this cooperation will be published.

Section 7.02 Liability. Neither party shall be liable for delays in the performance of their obligations hereunder due to causes beyond its reasonable control, including but not limited to Acts of God, strikes, war or inability to obtain labor or materials.

Section 7.03 Notice.

(1) Any notice, request and other correspondence under and in connection with this Agreement shall be in the English language and be sent by cable, fax, telex, registered air mail or personal delivery from one party to the other party at their respective addresses as specified at the beginning of this Agreement or at the addresses notified pursuant to paragraph (3) of this
     Section 7.03. In the event of notice by cable or telex, the sending party shall confirm receipt of such notice by telephone.


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

(2) The notice, request, and other correspondence pursuant to this Section 7.03 shall be deemed validly received by the addressee upon expiration of forty-eight (48) hours after transmission, in the case of cable or telex, on the fifteenth (15th) day after mailing in the case of registered air mail, or, immediately upon delivery to the party in the case of personal delivery.

(3) Any party shall, upon a change of its address, notify the other parties of such change in accordance with the procedures provided for in this Section 7.03.

Section 7.04 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of Germany; court Hamburg.

Section 7.05 Assignment. Except as expressly provided for herein, none of the parties shall assign or transfer all or any part of this Agreement or any of its rights and/or obligations hereunder to any third party without the prior written consent of all of the other parties.

Section 7.06 No Implied Waivers. The failure of any party at any time to require performance by the other parties of any provision hereof shall in no way affect the right to require such performance at any time thereafter. Nor shall the waiver by any party of a breach of any provision hereof constitute a waiver of any succeeding breach of the same of any other provision nor constitute a waiver of the provision itself.

Section 7.07 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto relating to the subject matter contained herein and merges all prior discussions among the parties and none of the parties hereto shall be bound by any previous agreement, negotiation, commitment and writing other than as expressly stated in this Agreement.

This Agreement may not be amended or supplemented in any manner orally or otherwise except by an instrument in writing signed by a duly authorized representative of each of the parties hereto.

Section 7.08 Final Provision. In the event any phrase, sentence or paragraph of this Agreement shall for any reason be held invalid or unenforceable, the remaining provisions of this Agreement shall be valid and enforced to the fullest extent permitted by law.

Section 7.09 Relation to the Partnership Agreement/Articles of Association. The provisions of this Agreement shall overrule the Articles of Association (GmbH) resp. Partnership Agreement (KG). The parties are obligated not to make use of an eventually deviating provision of the Articles of Association resp. Partnership Agreement for their own interests in relation to third parties.

Section 7.10 Term. The Joint Venture agreement shall be valid for the duration of NEWCO. Its provisions shall apply mutatis mutandis and as far as possible, in case of liquidation.

In witness whereof, the parties shall have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.


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

Section 7.11 This Agreement is in the English language only, which language shall be controlling in all respects. No translation, if any, of this Agreement into any language shall be of any force of effect in the interpretation of this Agreement or in a determination of the intent of any of the parties.

                                     Witness

Eddie Bauer Inc.


-------------------------------------   ----------------------------------------


Handelsgesellschaft
Heinrich Heine GmbH


-------------------------------------   ----------------------------------------


Sport-Scheck GmbH


-------------------------------------   ----------------------------------------

EXHIBITS:

     -    A + B (Partnership Agreements)

     -    C + D (Articles of Association)

     -    Distribution and License Agreement


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